Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITC^DeltaCom, Inc.

West Point, Ga.

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 (File No. 333-119496) of our reports dated February 20, 2004, relating to the consolidated financial statements and schedule of ITC^DeltaCom, Inc. and subsidiaries appearing in the company’s annual report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ BDO Seidman, LLP

Atlanta, GA

October 29, 2004